UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2019

Pivotal Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38460	94-3094578
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 Howard Street, Fifth Floor San Francisco, California	94103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 777-4868

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	PVTL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Introductory Note.

As previously disclosed in the Current Report on Form 8-K filed by Pivotal Software, Inc., a Delaware corporation (“Pivotal”), with the Securities and Exchange Commission (the “SEC”) on August 27, 2019, Pivotal entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 22, 2019, with VMware, Inc., a Delaware corporation (“VMware”), and Raven Transaction Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of VMware (“Merger Sub”), providing for, subject to the terms and conditions of the Merger Agreement, the merger of Merger Sub with and into Pivotal (the “Merger”), with Pivotal surviving the Merger as a wholly-owned subsidiary of VMware. On December 30, 2019, VMware completed its acquisition of Pivotal pursuant to the Merger Agreement and Pivotal became a wholly-owned subsidiary of VMware.

Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of Pivotal’s Class A common stock, other than (i) shares held by any of Pivotal’s stockholders who have properly exercised and perfected their appraisal rights under Section 262 of the Delaware General Corporation Law (the “DGCL”) and (ii) shares held in the treasury of Pivotal or owned, directly or indirectly, by Dell Technologies Inc. (“Dell”), EMC Equity Assets LLC, VMW Holdco LLC, VMware or Merger Sub immediately prior to the effective time, was converted into the right to receive $15.00 in cash, without interest (the “Class A Merger Consideration”).

Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of Pivotal’s Class B common stock, other than Pivotal’s Class B common stock owned directly or indirectly by VMware or Merger Sub, was converted into the right to receive 0.0550 of a share of Class B common stock of VMware (together with the Class A Merger Consideration, the “Merger Consideration”).

Subject to the terms of the Merger Agreement, options to purchase shares of Pivotal’s Class A common stock (“Pivotal Options”) were treated as follows: (i) immediately after the effective time of the Merger, outstanding Pivotal Options that were vested or held by non-employee directors of Pivotal (whether vested or unvested), in each case with an exercise price of less than $15.00 per share, were cancelled in exchange for a cash payment of $15.00 per share subject to such option less the applicable per share exercise price (net of tax withholdings), (ii) as of the effective time of the Merger, outstanding and unvested Pivotal Options with an exercise price of less than $15.00 per share held by Continuing Employees (as defined in the Merger Agreement) after the Merger were substituted for options to purchase shares of Pivotal’s Class A common stock of VMware, on generally the same material terms and conditions as were applicable to the corresponding Pivotal Options as of immediately prior to the effective time of the Merger (except as provided in the Merger Agreement), and (iii) all other Pivotal Options were cancelled for no consideration.

Subject to the terms of the Merger Agreement, restricted stock unit awards covering shares of Pivotal’s Class A common stock (“Pivotal RSUs”) were treated as follows: (i) as of the effective time of the Merger, outstanding and vested Pivotal RSUs or outstanding Pivotal RSUs held by non-employee directors of Pivotal (whether vested or unvested) were cancelled in exchange for a cash payment of $15.00 per share of Pivotal’s Class A common stock subject to such Pivotal RSU (net of tax withholdings), (ii) as of the effective time of the Merger, outstanding and unvested Pivotal RSUs that were held by Continuing Employees (as defined in the Merger Agreement) after the Merger were substituted for restricted stock units covering shares of VMware’s Class A common stock, on generally the same material terms and conditions as were applicable to the corresponding Pivotal RSUs immediately prior to the effective time of the Merger (except as provided in the Merger Agreement) and (iii) all other Pivotal RSUs were cancelled for no consideration.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Prior to the effective time of the Merger, Pivotal and VMware had certain relationships other than in respect of the Merger, including the following: (i) Pivotal and VMware were both majority-owned subsidiaries of Dell, (ii) Michael Dell, who served as a director of Pivotal, also served (and continues to serve) as Chairman of the VMware board of directors, (iii) Egon Durban, who served as a director of Pivotal, also served (and continues to serve) as a director of VMware, (iv) Zane Rowe, who served as a director of Pivotal, also served (and continues to serve) as Executive Vice President and Chief Financial Officer of VMware, (v) William D. Green, who served as a director of Pivotal, also served (and continues to serve) as a director of Dell, (vi) Paul Maritz, who served as a director of Pivotal, also served as a director of VMware until his resignation from the VMware board of directors effective December 31, 2017, and (vii) Pivotal engaged in related party transactions with VMware and Dell through its joint marketing and sales of its products and services with VMware, its master transaction agreement with Dell, its shared services and employee matters agreements with Dell, its master ordering agreement with Dell, its tax sharing agreement with Dell and its affiliates, its domestic and international agency agreements with Dell, and its shareholders’ agreement with Dell, VMware and others. The foregoing descriptions of Pivotal’s related party transactions with VMware and Dell do not purport to be complete and are subject to, and qualified in their entirety by, the information contained in Pivotal’s definitive proxy statement relating to the Merger, which Pivotal filed with the SEC on November 27, 2019, as supplemented on December 16, 2019, under the heading “Important Information About Pivotal Software, Inc.—Transactions Between Pivotal and Members of the Buyer Group.”

Both Pivotal and VMware formed special committees of their respective boards of directors, consisting entirely of independent and disinterested directors, for the purposes of reviewing and considering the terms and conditions of the Merger Agreement, including the Merger Consideration. The Pivotal special committee unanimously, and the Pivotal board of directors and its independent and disinterested directors, unanimously among those voting, determined that the terms of the Merger Agreement and the Merger are fair to, and in the best interests of, Pivotal and the holders of Pivotal’s Class A common stock. The VMware special committee and the VMware board of directors each unanimously determined that the terms of the Merger Agreement and the Merger are advisable for VMware.

The information set forth in the Introductory Note is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, Pivotal requested the New York Stock Exchange (“NYSE”) to halt trading of Pivotal’s Class A common stock on the NYSE, to suspend the listing of Pivotal’s Class A common stock, in each case prior to market open on December 30, 2019, and to file with the SEC an application on Form 25 to delist Pivotal’s Class A common stock from the NYSE and deregister Pivotal’s Class A common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Pivotal intends to file with the SEC a certification on Form 15 with respect to Pivotal’s Class A common stock requesting the deregistration of Pivotal’s Class A common stock under Section 12(g) of the Exchange Act and the suspension of Pivotal’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth in the Introductory Note is incorporated herein by reference.

Item 3.03. Material Modifications to Rights of Security Holders.

Upon the effective time of the Merger, holders of Pivotal’s Class A common stock and Class B common stock immediately prior to such effective time ceased to have any rights as stockholders of Pivotal (other than their right to receive the Merger Consideration) and, accordingly, such holders no longer have any interest in Pivotal’s future earnings or growth.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

The information set forth in the Introductory Note and in Item 3.01 is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introductory Note and in Items 3.01 and 3.03 are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, all of the directors of Pivotal as of immediately prior to the effective time of the Merger resigned from their positions as directors of Pivotal, effective as of the effective time of the Merger. At the effective time of the Merger, Craig Norris, Andrew Munk, Jim Blake and John Mills, the directors and officers of Merger Sub, became the directors and officers of Pivotal, each to serve until the earlier of his resignation or removal or until his successor is duly elected and qualified, as the case may be, subject to the provisions of Pivotal’s restated and amended certificate of incorporation and bylaws, and the DGCL.

In addition, effective upon the consummation of the Merger, all of the incumbent officers of Pivotal as of immediately prior to the effectiveness of the Merger were removed as officers of Pivotal. In addition, the following persons of VMware became the officers of Pivotal: Craig Norris, President and Secretary; Andrew Munk, Vice President, Finance; Jim Blake, Vice President, Tax; and John Mills, Assistant Secretary.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, Pivotal’s certificate of incorporation and bylaws, as in effect immediately prior to the effective time of the Merger, were amended and restated in their entirety. Copies of Pivotal’s amended and restated certificate of incorporation and amended and restated bylaws are attached as Exhibits 3.1 and 3.2, respectively, hereto and are incorporated herein by reference.

Item 8.01. Other Events.

On December 30, 2019, VMware and Pivotal issued a joint press release announcing the consummation of the Merger. The joint press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of August 22, 2019, among Pivotal Software, Inc., VMware, Inc. and Raven Transaction Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Pivotal with the SEC on August 27, 2019)

3.1	Second Amended and Restated Certificate of Incorporation of Pivotal Software, Inc.

3.2	Second Amended and Restated Bylaws of Pivotal Software, Inc.

99.1	Joint Press Release dated December 30, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pivotal Software, Inc.

Date: December 30, 2019	/s/ Craig Norris
Craig Norris President and Secretary